Exhibit 99

April 23, 2015

HELMERICH & PAYNE, INC. ANNOUNCES SECOND QUARTER RESULTS

Helmerich & Payne, Inc. (NYSE: HP) reported net income of $150 million ($1.37 per diluted share) from operating revenues of $883 million for the second fiscal quarter of 2015, compared to net income of $175 million ($1.59 per diluted share) from operating revenues of $893 million during the second quarter of fiscal 2014, and net income of $203 million ($1.85 per diluted share) from operating revenues of $1.06 billion during the first quarter of fiscal 2015.  Included in net income per diluted share corresponding to this year’s second fiscal quarter are approximately $0.44 of after-tax gains from long-term contract early termination compensation from customers (which favorably impacted net income by approximately $47 million), $0.02 of after-tax gains related to the sale of used drilling equipment, and $0.05 of after-tax losses from abandonment charges related to the decommissioning of the Company’s 17 SCR powered FlexRigs®*.  Included in net income per diluted share corresponding to last year’s second fiscal quarter are approximately $0.12 of after-tax gains on the sale of investment securities and $0.02 of after-tax gains related to the sale of used drilling equipment. Included in net income per diluted share corresponding to this year’s first fiscal quarter are approximately $0.13 of after-tax gains from long-term contract early termination compensation from customers and $0.02 of after-tax gains related to the sale of used drilling equipment.

President and CEO John Lindsay commented, “The results corresponding to our second fiscal quarter were stronger than expected, but low oil prices continue to depress demand levels for drilling services during the third fiscal quarter.  However, the Company has prospered through many cycles, and we believe that today we are very well positioned to emerge stronger from this steep industry downturn.  Our strength is a result of our experienced personnel, a strong balance sheet and backlog, and the most modern and highly-capable rig fleet in the industry.

“After a significant decline in activity, our fleet size provides us with a distinct advantage.  With the largest AC drive fleet available in the industry today, the Company has unprecedented leverage to significantly increase activity levels during a future industry recovery and ongoing replacement cycle.  In addition to our fleet advantage, we will continue to focus on efforts to deliver superior value to our customers by providing innovative solutions and safer, more productive operations.  We expect these efforts, along with the Company’s demonstrated capital discipline, to continue to result in pricing, margin and return-on-investment premiums that allow us to create value for our shareholders.”

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News Release

April 23, 2015

Operating Segment Results

Segment operating income for the Company’s U.S. land operations was $225 million for the second quarter of fiscal 2015, compared with $245 million for last year’s second fiscal quarter and $318 million for this year’s first fiscal quarter.  As compared to the first quarter of fiscal 2015, segment operating income decreased as a result of lower quarterly levels of activity and rig margins as well as abandonment (non-cash) charges of approximately $7 million incurred during the second fiscal quarter related to the decommissioning of all 17 of the Company’s SCR powered FlexRigs at the end of the quarter. These abandonment charges are included with depreciation in the segment.  On the operations front, the number of quarterly revenue days decreased sequentially by 24% to 20,802 days during the second fiscal quarter (as compared to the first fiscal quarter) of 2015.  Excluding the impact of $854 and $3,413 per day corresponding to revenues from early contract terminations during this year’s first and second fiscal quarters, respectively, the average rig revenue per day decreased sequentially by $1,028 to $27,575, and the average rig margin per day decreased sequentially by $1,377 to $14,180. The average rig expense per day increased sequentially by $349 to $13,395 during the second fiscal quarter.  Rig utilization for the segment was 68% for this year’s second fiscal quarter, compared with 86% and 89% for last year’s second fiscal quarter and this year’s first fiscal quarter, respectively.  At March 31, 2015, the Company’s U.S. land segment had 179 contracted rigs generating revenue (including 145 under long-term contracts) and 153 idle rigs (including 145 AC drive FlexRigs).

Segment operating income for the Company’s offshore operations was $19.1 million for the second quarter of fiscal 2015, compared with $19.3 million for last year’s second fiscal quarter and $21.5 million for this year’s first fiscal quarter.  The sequential decrease in operating income was attributable to a 2% decrease in quarterly revenue days and a 10% decrease in average rig margin per day in the second quarter of fiscal 2015. The average rig margin per day decreased from $20,732 to $18,671 during the second quarter of fiscal 2015.

The Company’s international land operations reported segment operating income of $6.3 million for this year’s second fiscal quarter, compared with $11.2 million for last year’s second fiscal quarter and $12.2 million for this year’s first fiscal quarter.  The decrease in segment operating income as compared to the first fiscal quarter of 2015 was mostly attributable to an 11% decrease in the number of quarterly revenue days.  Excluding the impact of $373 per day corresponding to revenues from early contract terminations during this year’s second fiscal quarter, the average rig margin per day decreased sequentially by 2% from $10,770 to $10,524.

Drilling Operations Outlook for the Third Quarter of Fiscal 2015

In the U.S. land segment, the Company expects revenue days (activity) to decrease by roughly 32% during the third fiscal quarter as compared to the second fiscal quarter of 2015.  Excluding the impact from early termination revenue during the third quarter of fiscal 2015, the average rig revenue per day is expected to decrease to roughly $27,000, and the corresponding average rig expense per day is expected to increase to roughly $13,600.  As of today, the U.S. land segment has approximately 165 contracted rigs that are generating revenue (including 138 under term contracts) and 171 idle rigs (including 163 AC drive FlexRigs).

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News Release

April 23, 2015

In the offshore segment, the Company expects the average rig margin per day to be approximately $12,000 during the third fiscal quarter and revenue days to decrease by approximately 10% as compared to the second quarter of fiscal 2015.

In the international land segment, the Company expects total revenue days during the third fiscal quarter to be sequentially flat, potentially increasing by up to 5%.  Excluding the impact from early termination revenue, the average rig margin per day is expected to decline by approximately 15% to 20%, also as compared to the second quarter of fiscal 2015.

Capital Expenditures and Other Estimates for Fiscal 2015

The Company continues to expect a total of approximately $1.3 billion in capital expenditures during all of fiscal 2015.  The monthly cadence of the new FlexRig construction program is expected to decline from four to two rigs per month beginning in June through September of this year, and then decline from two to one rig per month beginning in October through March 2016. All of the corresponding new FlexRigs that are currently scheduled to be completed through March 2016 are supported with multi-year term contracts that are expected to generate attractive economic returns for the Company.  Depreciation expense is expected to be approximately $600 million, and general and administrative expenses are expected to be approximately $140 million for fiscal 2015. Given the recently issued 10-year unsecured senior notes ($500 million), interest expense net of capitalized interest for fiscal 2015 is expected to be approximately $15 million.  Furthermore, the Company expects an effective income tax rate of approximately 34 to 35 percent for each of the remaining two quarters of fiscal 2015.

About Helmerich & Payne, Inc.

Helmerich & Payne, Inc. is primarily a contract drilling company.  As of April 23, 2015, the Company’s existing fleet includes 336 land rigs in the U.S., 40 international land rigs, and 9 offshore platform rigs.  In addition, the Company is scheduled to complete another 18 new H&P-designed and operated FlexRigs, all under long-term contracts with customers.  Upon completion of these commitments, the Company’s global fleet is expected to have a total of 394 land rigs, including 373 AC drive FlexRigs.

Forward-Looking Statements

This release includes “forward-looking statements” within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, and such statements are based on current expectations and assumptions that are subject to risks and uncertainties.  All statements other than statements of historical facts included in this release, including, without limitation, statements regarding the registrant’s future financial position, operations outlook, business strategy, budgets, projected costs and plans and objectives of management for future operations, are forward-looking statements.  For information regarding risks and uncertainties associated with the Company’s business, please refer to the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of  Operations” sections of the Company’s SEC filings, including but not limited to, its annual report on Form 10-K and

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News Release

April 23, 2015

quarterly reports on Form 10-Q.  As a result of these factors, Helmerich & Payne, Inc.’s actual results may differ materially from those indicated or implied by such forward-looking statements.  We undertake no duty to update or revise our forward-looking statements based on changes in internal estimates, expectations or otherwise, except as required by law.

*FlexRig® is a registered trademark of Helmerich & Payne, Inc.
Contact:
Investor Relations
investor.relations@hpinc.com
(918) 588-5190

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News Release

April 23, 2015

HELMERICH & PAYNE, INC.

Unaudited

(in thousands, except per share data)

CONSOLIDATED STATEMENTS OF INCOME

	Three Months Ended			Six Months Ended
	December 31	March 31		March 31
	2014	2015	2014	2015	2014

Operating Revenues:
Drilling — U.S. Land	$890,047	$718,463	$741,791	$1,608,510	$1,473,465
Drilling — Offshore	69,473	62,626	63,276	132,099	122,330
Drilling — International Land	92,885	98,222	85,533	191,107	180,874
Other	4,180	3,741	2,830	7,921	5,913
	1,056,585	883,052	893,430	1,939,637	1,782,582

Operating costs and expenses:
Operating costs, excluding depreciation	554,243	469,328	480,167	1,023,571	954,215
Depreciation	137,613	149,708	123,963	287,321	244,200
General and administrative	32,907	34,902	34,431	67,809	66,674
Research and development	4,158	4,857	3,625	9,015	7,882
Income from asset sales	(4,155)	(2,915)	(4,098)	(7,070)	(9,762)
	724,766	655,880	638,088	1,380,646	1,263,209

Operating income	331,819	227,172	255,342	558,991	519,373

Other income (expense):
Interest and dividend income	285	2,549	490	2,834	943
Interest expense	(561)	(2,471)	(1,725)	(3,032)	(2,919)
Gain on sale of investment securities	—	—	21,352	—	21,352
Other	314	55	(32)	369	(377)
	38	133	20,085	171	18,999

Income from continuing operations before income taxes	331,857	227,305	275,427	559,162	538,372
Income tax provision	128,800	77,769	100,838	206,569	190,601
Income from continuing operations	203,057	149,536	174,589	352,593	347,771

Income (loss) from discontinued operations, before income taxes	(15)	(76)	2,786	(91)	2,786
Income tax provision	—	(77)	2,805	(77)	2,805
Income (loss) from discontinued operations	(15)	1	(19)	(14)	(19)

NET INCOME	$203,042	$149,537	$174,570	$352,579	$347,752

Basic earnings per common share:
Income from continuing operations	$1.87	$1.38	$1.61	$3.25	$3.22
Income from discontinued operations	$—	$—	$—	$—	$—

Net income	$1.87	$1.38	$1.61	$3.25	$3.22

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News Release

April 23, 2015

HELMERICH & PAYNE, INC.

Unaudited

(in thousands, except per share data)

CONSOLIDATED STATEMENTS OF INCOME

	Three Months Ended			Six Months Ended
	December 31	March 31		March 31
	2014	2015	2014	2015	2014

Diluted earnings per common share:
Income from continuing operations	$1.85	$1.37	$1.59	$3.23	$3.17
Income from discontinued operations	$—	$—	$—	$—	$—

Net income	$1.85	$1.37	$1.59	$3.23	$3.17

Weighted average shares outstanding:
Basic	107,973	107,646	107,692	107,812	107,417
Diluted	108,843	108,370	109,081	108,620	108,945

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News Release

April 23, 2015

HELMERICH & PAYNE, INC.

Unaudited

(in thousands)

CONSOLIDATED CONDENSED BALANCE SHEETS

	March 31	September 30
	2015	2014*

ASSETS
Cash and cash equivalents	$719,127	$360,909
Other current assets	841,756	908,886
Current assets of discontinued operations	7,486	7,206
Total current assets	1,568,369	1,277,001
Investments	164,648	236,644
Net property, plant, and equipment	5,572,818	5,188,544
Other assets	38,315	18,809
TOTAL ASSETS	$7,344,150	$6,720,998

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities	$387,836	$503,944
Current liabilities of discontinued operations	3,309	3,217
Total current liabilities	391,145	507,161
Non-current liabilities	1,413,544	1,279,369
Non-current liabilities of discontinued operations	4,177	3,989
Long-term notes payable	532,908	39,502
Total shareholders’ equity	5,002,376	4,890,977

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$7,344,150	$6,720,998

* The September 30, 2014 balance sheet has been restated due to the adoption of Accounting Standards Update No. 2015-03 applied retrospectively.

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News Release

April 23, 2015

HELMERICH & PAYNE, INC.

Unaudited

(in thousands)

CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS

	Six Months Ended
	March 31
	2015	2014

OPERATING ACTIVITIES:
Net income	$352,579	$347,752
Adjustment for loss from discontinued operations	14	19
Income from continuing operations	352,593	347,771
Depreciation	287,321	244,200
Changes in assets and liabilities	166,456	(33,437)
Gain on sale of assets and investment securities	(7,070)	(31,114)
Other	13,298	12,610
Net cash provided by operating activities from continuing operations	812,598	540,030
Net cash used in operating activities from discontinued operations	(14)	(19)
Net cash provided by operating activities	812,584	540,011

INVESTING ACTIVITIES:
Capital expenditures	(763,365)	(356,753)
Proceeds from sale of assets and invested securities	15,214	36,659
Net cash used in investing activities	(748,151)	(320,094)

FINANCING ACTIVITIES:
Proceeds from senior notes, net of discount and debt issuance costs	492,791	—
Proceeds from short-term debt	1,002	—
Payments on short-term debt	(1,002)	—
Increase in bank overdraft	12,560	—
Dividends paid	(149,347)	(121,545)
Repurchase of common stock	(59,654)	—
Exercise of stock options	(1,078)	19,701
Tax withholdings related to net share settlements of restricted stock	(4,248)	(3,049)
Excess tax benefit from stock-based compensation	2,761	22,087
Net cash provided by (used in) financing activities	293,785	(82,806)

Net increase in cash and cash equivalents	358,218	137,111
Cash and cash equivalents, beginning of period	360,909	447,868
Cash and cash equivalents, end of period	$719,127	$584,979

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News Release

April 23, 2015

SEGMENT REPORTING

	Three Months Ended			Six Months Ended
	December 31	March 31		March 31
	2014	2015	2014	2015	2014
	(in thousands, except days and per day amounts)
U.S. LAND OPERATIONS
Revenues	$890,047	$718,463	$741,791	$1,608,510	$1,473,465
Direct operating expenses	441,126	352,489	378,347	793,615	745,533
General and administrative expense	11,715	12,605	10,656	24,320	20,613
Depreciation	119,084	128,503	107,726	247,587	211,305
Segment operating income	$318,122	$224,866	$245,062	$542,988	$496,014

Revenue days	27,355	20,802	24,300	48,157	47,764
Average rig revenue per day	$29,457	$30,988	$28,037	$30,118	$28,249
Average rig expense per day	$13,046	$13,395	$13,080	$13,196	$13,009
Average rig margin per day	$16,411	$17,593	$14,957	$16,922	$15,240
Rig utilization	89%	68%	86%	78%	85%

OFFSHORE OPERATIONS
Revenues	$69,473	$62,626	$63,276	$132,099	$122,330
Direct operating expenses	44,239	39,433	38,479	83,672	73,355
General and administrative expense	826	954	2,528	1,780	4,858
Depreciation	2,924	3,170	2,926	6,094	6,276
Segment operating income	$21,484	$19,069	$19,343	$40,553	$37,841

Revenue days	809	794	720	1,603	1,456
Average rig revenue per day	$55,341	$49,783	$64,242	$52,588	$63,263
Average rig expense per day	$34,609	$31,112	$36,577	$32,877	$35,707
Average rig margin per day	$20,732	$18,671	$27,665	$19,711	$27,556
Rig utilization	98%	98%	89%	98%	89%

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News Release

April 23, 2015

SEGMENT REPORTING

	Three Months Ended			Six Months Ended
	December 31	March 31		March 31
	2014	2015	2014	2015	2014
	(in thousands, except days and per day amounts)
INTERNATIONAL LAND OPERATIONS
Revenues	$92,885	$98,222	$85,533	$191,107	$180,874
Direct operating expenses	68,937	77,452	63,688	146,389	135,618
General and administrative expense	687	1,019	964	1,706	1,964
Depreciation	11,047	13,423	9,713	24,470	19,373
Segment operating income (loss)	$12,214	$6,328	$11,168	$18,542	$23,919

Revenue days	2,080	1,842	2,032	3,922	4,188
Average rig revenue per day	$39,987	$47,063	$37,095	$43,310	$37,784
Average rig expense per day	$29,217	$36,166	$26,177	$32,481	$27,163
Average rig margin per day	$10,770	$10,897	$10,918	$10,829	$10,621
Rig utilization	63%	52%	78%	57%	80%

Operating statistics exclude the effects of offshore platform management contracts, gains and losses from translation of foreign currency transactions, and do not include reimbursements of “out-of-pocket” expenses in revenue per day, expense per day and margin calculations.

Reimbursed amounts were as follows:

U.S. Land Operations	$84,262	$73,853	$60,488	$158,115	$124,188
Offshore Operations	$5,475	$5,306	$4,920	$10,781	$7,686
International Land Operations	$9,713	$11,532	$10,157	$21,245	$22,637

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News Release

April 23, 2015

Segment operating income for all segments is a non-GAAP financial measure of the Company’s performance, as it excludes general and administrative expenses, corporate depreciation, income from asset sales and other corporate income and expense.  The Company considers segment operating income to be an important supplemental measure of operating performance for presenting trends in the Company’s core businesses.  This measure is used by the Company to facilitate period-to-period comparisons in operating performance of the Company’s reportable segments in the aggregate by eliminating items that affect comparability between periods.  The Company believes that segment operating income is useful to investors because it provides a means to evaluate the operating performance of the segments and the Company on an ongoing basis using criteria that are used by our internal decision makers.  Additionally, it highlights operating trends and aids analytical comparisons.  However, segment operating income has limitations and should not be used as an alternative to operating income or loss, a performance measure determined in accordance with GAAP, as it excludes certain costs that may affect the Company’s operating performance in future periods.

The following table reconciles operating income per the information above to income from continuing operations before income taxes as reported on the Consolidated Statements of Income (in thousands).

	Three Months Ended			Six Months Ended
	December 31	March 31		March 31
	2014	2015	2014	2015	2014
Operating income
U.S. Land	$318,122	$224,866	$245,062	$542,988	$496,014
Offshore	21,484	19,069	19,343	40,553	37,841
International Land	12,214	6,328	11,168	18,542	23,919
Other	(1,899)	(3,217)	(2,244)	(5,116)	(5,249)
Segment operating income	$349,921	$247,046	$273,329	$596,967	$552,525
Corporate general and administrative	(19,679)	(20,324)	(20,283)	(40,003)	(39,239)
Other depreciation	(3,881)	(3,767)	(3,172)	(7,648)	(6,416)
Inter-segment elimination	1,303	1,302	1,370	2,605	2,741
Income from asset sales	4,155	2,915	4,098	7,070	9,762
Operating income	$331,819	$227,172	$255,342	$558,991	$519,373

Other income (expense):
Interest and dividend income	285	2,549	490	2,834	943
Interest expense	(561)	(2,471)	(1,725)	(3,032)	(2,919)
Gain on sale of investment securities	—	—	21,352	—	21,352
Other	314	55	(32)	369	(377)
Total other income (expense)	38	133	20,085	171	18,999

Income from continuing operations before income taxes	$331,857	$227,305	$275,427	$559,162	$538,372

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